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                                                                   EXHIBIT 23(i)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 of our report dated February 7, 2003 relating to the financial statements of Choice Hotels International, Inc., which appears in Choice Hotel International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 7, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Washington, DC
June 17, 2003